Exhibit 10.1

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this “Amendment”), dated as of September 4, 2006, amends the Rights Agreement dated as of September 1, 1997, between NYFIX, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the “Rights Agent”), as amended by Amendment No. 1 to Rights Agreement, dated October 25, 1999 (as so amended, the “Rights Agreement”). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.

WHEREAS, the Company and the Rights Agent entered into the Rights Agreement, providing for, among other things, the issuance of Rights to purchase one-hundredth of a Preference Share to owners of the common stock of the Company upon the occurrence of certain events;

WHEREAS, the Board of Directors of the Company has deemed it in the best interest of the Company to exempt the proposed transaction pursuant to the Securities Purchase Agreement, to be dated as of even date herewith (the “Securities Purchase Agreement”), between the Company and Warburg Pincus Private Equity IX, L.P., as described below, from triggering the issuance of Rights to purchase one-hundredth of a Preference Share under the Rights Agreement;

WHEREAS, this Amendment is being entered into prior to the execution and delivery of the Securities Purchase Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below;

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.          Amendment of Definition of “Acquiring Person.”

a.    Section 1(a) of the Rights Agreement is hereby amended by adding the following at the end of such section:

“Notwithstanding the foregoing, the term ‘Acquiring Person’ shall not include Warburg Pincus Private Equity IX, L.P. or its affiliates (“WP”), provided that WP shall not be in breach of Section 8.7 of the Securities Purchase Agreement, dated September 4, 2006, between the Company and WP.”

b.    Section 18 of the Rights Agreement is hereby amended by adding the word “punitive,” after “special,” in the last sentence of the first paragraph so that the sentence reads as follows:

“In no case will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including by not limited to lost profit), even if the Rights Agent has been advised of the possibility of such loss or damage.”
2.          Effectiveness.

This Amendment shall be deemed effective as of the date set forth above as if executed by both parties hereto on such date, provided that this Amendment shall no longer be effective if the Securities Purchase Agreement is terminated in accordance with its terms. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

3.          Miscellaneous.

This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

NYFIX, INC.

By:	/s/ Steven R. Vigliotti
Name: Steven R. Vigliotti Title: Chief Financial Officer

MELLON INVESTOR SERVICES LLC

By:	/s/ Judy Hsu
Name: Judy Hsu Title: Vice President, Client Relationship Executive